HEAD OFFICE:
A-6, Maharani Bagh
New Delhi-110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
Email: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We here by consent to the inclusion of in this Amendment No. 11 to the draft registration statement on Form F-1") of our report dated September 24, 2024 of Zenatech Inc. relating to the audit of the consolidated financial statements for the year ended December 31, 2023 and reference to our firm under the caption "Experts" in the Registration Statement.

For Bansal & Co. LLP,

Bansalco

BANSAL & CO LLP * New Delhi * Chartered Accountants

New Delhi
September 24, 2024